Exhibit  23


                      Kramer, Weisman and Associates, LLP

                                [FIRM LETTERHEAD]


October 7, 2008

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Form 10-KSB A-2 of our report dated March 14, 2008 included in the annual report on Form 10-KSB of Union Dental Holding Company, Inc. for the year ended December 31, 2007, as well as the incorporation by reference to our firm under the caption "Experts" in the Form S-8 filed with Commission on September 26, 2007.


/s/ Kramer, Weisman and Associates, LLP
Kramer, Weisman and Associates, LLP